Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Village Farms International, Inc. of:

1.	our report dated March 15, 2021 relating to the financial statements of Village Farms International, Inc.; and

2.	our report dated March 12, 2021 related to the financial statements of Pure SunFarms Corp.,

which appear in Village Farms International, Inc. Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to reference to us under the heading “Experts” in such registration statement.

/s/PricewaterhouseCoopersLLP

Chartered Professional Accountants

Vancouver, British Columbia

Canada

July 12, 2021